UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): March 9, 2020

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

1

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective March 9, 2020, the Board of Directors (the “Board”) of SilverBow Resources, Inc. (the “Company”) appointed W. Eric Schultz as the Company’s Controller and designated principal accounting officer under SEC guidelines.
Mr. Schultz, 44, brings to the Company an intricate knowledge of transactional, technical and corporate accounting, as well as experience in internal and external financial reporting. He was previously the Director of Finance and Controller of Vitruvian Exploration, LLC, which he joined in 2019. From 2010 to 2019, Mr. Schultz held a series of positions of increasing responsibility at Newfield Exploration Company, prior to its acquisition by Encana Corporation, including Director of Financial Reporting from 2017 to 2019 and Director of Revenue Accounting from 2013 to 2017. Mr. Schultz began his career at PricewaterhouseCoopers LLP. Mr. Schultz received his Bachelor of Science degree in Accounting from Texas State University and is a certified public accountant.
Mr. Schultz has no family relations with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Schultz is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 9, 2020

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

3